EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of MicroAlgo Inc. on Form F-3 (File No. 333-283522) of our report dated April 1, 2026, with respect to our audits of the consolidated financial statements of MicroAlgo Inc., appearing in this Annual Report on Form 20-F.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Onestop Assurance PAC

Singapore

April 1, 2026